Exhibit 99.1

N E W S R E L E A SE

For Immediate Release	One American Row
PO Box 5056
Hartford CT 06102-5056
www.phoenixwm.com

Contacts:
Media Relations	Investor Relations
Alice S. Ericson, 860-403-5946	Naomi Baline Kleinman, 860-403-7100
alice.ericson@phoenixwm.com	pnx.ir@phoenixwm.com

The Phoenix Companies, Inc. (NYSE:PNX) Announces Amended Order from SEC Regarding Delayed Filings

Revised Filing Timetables Approved

Hartford, Conn., Aug. 1, 2014 – The Phoenix Companies, Inc. (NYSE:PNX) today announced it has entered into an agreement with the U.S. Securities and Exchange Commission (“SEC”) to amend a March 21, 2014 administrative order regarding delayed and certain future SEC filings for both the company and its subsidiary, PHL Variable Insurance Company (“PHL Variable”). The amended administrative order, which was approved by the SEC today, provides that the SEC has settled administrative proceedings against the company and PHL Variable instituted pursuant to Section 21C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

On June 3, 2014, Phoenix announced a revised timetable for its delayed SEC filings that reflected a departure from the schedule that was part of the March 21, 2014 administrative order because it needed additional time to meet its financial reporting obligations based on its experience with completing its 2012 delayed filings. The company filed its 2012 Form 10-K on April 1, 2014 and completed the last of the 2012 parent and subsidiary filing obligations to the SEC and state insurance regulators on May 5, 2014.

In the amended administrative order, Phoenix and PHL Variable are committed to meet the filing timetables detailed below, which are consistent with the anticipated filing dates provided in the company’s June 3, 2014 announcement. The SEC also imposed additional civil monetary penalties of $100,000 for each entity, and set a formula for additional payments if any filing is not made in accordance with these amended timetables. The additional payment for any filing that does not meet a timetable deadline would be $20,000 per filing for the first week and, for each week or partial week thereafter, the sum of $20,000 plus $5,000 multiplied by the number of full weeks that the filing has already been delinquent.

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AMENDED FILING TIMETABLE FOR THE PHOENIX COMPANIES, INC. DELAYED REPORTS

Date (By No Later Than)	Phoenix Filing

Aug. 6, 2014	2013 Annual Report on Form 10-K

Sept. 10, 2014	First Quarter 2013 Form 10-Q
Second Quarter 2013 Form 10-Q
Third Quarter 2013 Form 10-Q

Oct. 17, 2014	First Quarter 2014 Form 10-Q

Oct. 24, 2014	Second Quarter 2014 Form 10-Q

Dec. 5, 2014	Third Quarter 2014 Form 10-Q

AMENDED FILING TIMETABLE FOR PHL VARIABLE DELAYED REPORTS

Date (By No Later Than)	PHL Variable Filing

Aug. 22, 2014	2013 Annual Report on Form 10-K

Sept. 12, 2014	First Quarter 2013 Form 10-Q
Second Quarter 2013 Form 10-Q
Third Quarter 2013 Form 10-Q

Oct. 21, 2014	First Quarter 2014 Form 10-Q

Oct. 28, 2014	Second Quarter 2014 Form 10-Q

Dec. 12, 2014	Third Quarter 2014 Form 10-Q

Except as amended by the most recent administrative order, the March 21, 2014 administrative order remains in effect.

ABOUT PHOENIX

The Phoenix Companies, Inc. (NYSE:PNX) helps financial professionals provide solutions, including income strategies and insurance protection, to families and individuals planning for or living in retirement. Founded as a life insurance company in 1851, Phoenix offers products and services designed to meet financial needs in the middle income and mass affluent markets. Its distribution subsidiary, Saybrus Partners, Inc. offers solutions-based sales support to financial professionals and represents Phoenix’s products among key distributors, including independent marketing organizations and brokerage general agencies. Phoenix is headquartered in Hartford, Connecticut, and its principal operating subsidiary, Phoenix Life Insurance Company, has its statutory home office in East Greenbush, New York. PHL Variable Insurance Company has its statutory home in Hartford, Connecticut, and files annual and other periodic reports under the Securities Exchange Act of 1934. For more information, visit www.phoenixwm.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The foregoing contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements.  These forward-looking statements include statements relating to, or representing management’s beliefs about, future events, transactions, strategies, operations and financial results, including, without limitation, our expectation to provide information within anticipated timeframes and in accordance with the amended administrative order entered by the SEC with respect to the Company and its wholly owned subsidiary, PHL Variable Insurance Company (“PHL Variable”), and otherwise in accordance with law, the outcome of litigation and claims as well as regulatory examinations, investigations, proceedings and orders arising out of the restatement and the failure by the Company and PHL Variable to file SEC reports on a timely basis, potential penalties that may result from failure to timely file statutory financial statements with state insurance regulators, and the Company’s ability to satisfy its requirements under, and maintain the listing of its shares on, the NYSE.   Such forward-looking statements often contain words such as “will,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should” and other similar words or expressions.  Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance.  Our ability to resume a timely filing schedule with respect to our SEC filings is subject to a number of contingencies, including but not limited to, whether existing systems and processes can be timely updated, supplemented or replaced, and whether additional filings may be necessary in connection with the restatement. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our other filings with the SEC.  Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.phoenixwm.com under “Investor Relations.”  You are urged to carefully consider all such factors.  We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this news release, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized.  If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this news release, such statements or disclosures will be deemed to modify or supersede such statements in this news release.

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